UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 27, 2012

Calypte Biomedical Corporation
     (Exact name of Company as specified in its charter)

Delaware	000-20985	06-1226727
(State or Other Jurisdiction)	(Commission File Number)	(I.R.S. Employer Identification)
of Incorporation)

15875 SW 72nd Ave, Portland, OR 97224

(Address of principal executive offices)  (Zip Code)

Registrant’s telephone number, including area code: (503) 726-2227

N/A

(Former name or former address, if changed since last report)

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 40.13e-4(c))

Item 1.01         Entry into a Material Definitive Agreement

On December 27, 2012, Calypte Biomedical Corporation (the “Company”) entered into employment agreements with Adel Karas, its President and Chief Executive Officer and a member of its Board of Directors, and Kartlos Edilashvili, its Chief Financial Officer and a member of its Board of Directors, each effective on January 1, 2013.

The agreement with Mr. Karas provides that he will be employed as President and Chief Executive Officer, based in Dubai, United Arab Emirates, reporting to the Board of Directors. The agreement requires Mr. Karas to devote substantially all reasonable and necessary time, efforts, skills and attention for the benefit of and with his primary attention to the affairs of the Company.

Under his agreement, Mr. Karas is entitled to a base salary of $90,000 per year, increased to $180,000 at such time as the Company achieves profitability. In the event Mr. Karas’s employment is terminated by the Company other than for Cause or by Mr. Karas for Good Reason (each as defined in the agreement), he will be entitled to one year of salary continuation. The agreement further provides that any option grants or similar equity compensation shall provide for six months’ acceleration of vesting in the event Mr. Karas’s employment is terminated by the Company other than for Cause or by Mr. Karas for Good Reason. Under the Agreement, “Cause” is defined as any type of wrongful act by the employee specified in the agreement, including willful failure to perform his duties, dishonest or illegal conduct that materially harms the Company, conviction of certain types of crimes, or material breach of a written agreement with the Company or a written policy established by the Company; “Good Reason” is defined as any type of adverse condition of employment specified in the agreement, including a material reduction in salary, a material adverse change in title, authority, duties or responsibilities, or a relocation of the principal place of employment by more than 100 miles.

Mr. Karas’s agreement prohibits him from competing with the Company during his employment and for a period of 12 months thereafter in the event of his termination for Cause or six months thereafter in all other events. The agreement also contains certain non-solicitation provisions that remain in effect until 12 months following the termination of Mr. Karas’s employment. During such period, Mr. Karas may not take any action to (i) solicit, hire or recruit any employee of the Company, or induce the termination of employment of any such employee or (ii) solicit, contact or meet with the Company’s current, former or prospective customers for the purpose of offering or accepting goods or services similar to or competitive with those offered by the Company.

Mr. Edilashvili’s agreement is substantially identical to Mr. Karas’s, except as follows: (i) Mr. Edilashvili is employed as Chief Financial Officer reporting to the Chief Executive Officer; (ii) his initial base salary is $50,000, increasing to $100,000 when the Company achieves profitability; and (iii) he will be entitled to six months of salary continuation in the event his employment is terminated by the Company other than for Cause or by Mr. Edilashvili for Good Reason.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    January 3, 2013

Calypte Biomedical Corporation

By:	/s/ Adel Karas
Adel Karas
President and Chief Executive Officer

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